Press Release

For further information:
Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com
Mr. Brian Rafferty, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

Synutra International, Inc. Announces Appointment of Chief Financial Officer and Directors

October 2, 2007, Qingdao, PRC/Rockville, MD, USA -- Synutra International, Inc. (NASDAQ: SYUT; "Synutra"), one of China's leading manufacturers of dairy-based nutritional products for infants, children and adults, today filed a current report on Form 8-K with the U.S. Securities & Exchange Commission announcing (i) the replacement of Jibin Zhang by Lawrence Lee as Synutra's Chief Financial Officer, (ii) the resignation of Lawrence Lee from Synutra's Board of Directors, (iii) the election of Jinrong Chen, a current director of the Board, to replace Lawrence Lee as Chair of the Board of Directors' Audit Committee, and (iv) the appointment of Lei Lin to replace Lawrence Lee as an Independent Member of Synutra's Board of Directors.

Lawrence Lee, a member of Synutra's Board of Directors, resigned from his position effective today in order to take the role of Synutra's Chief Financial Officer. Mr. Lee replaced the Company's former Chief Financial Officer, Jibin Zhang. Mr. Zhang will continue to be in charge of the Company's operational finances. Mr. Lee served as a member of Synutra's Board of Directors from December 3, 2006 to October 1, 2007. During this period, Mr. Lee also served as the Chair of the Audit Committee and a member of the Compensation Committee. Mr. Lee has over 15 years of experience in corporate finance, financial advisory and management, accounting and auditing.

"I am very pleased to announce the addition of Lawrence Lee to our senior management team. Lawrence has made many contributions to Synutra as a member of the Board of Directors and I am confident that our company will continue to benefit from his extensive knowledge of our business and strong finance acumen. Additionally, we believe that with Lawrence's appointment we have a team in place whose strong credentials will provide financial leadership for our business," commented Synutra Chairman and Chief Executive Officer Liang Zhang.

With the resignation of Lawrence Lee as Chair of the Audit Committee, Synutra's Board of Directors has elected Jinrong Chen, a current Independent Board Director, to replace Mr. Lee as the Chair of the Audit Committee. Ms. Chen has served as deputy finance department director of the Ministry of Informational Industry of China. She is also a certified public accountant and regularly advises public companies and private businesses in China on various

For further information:
Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com
Mr. Brian Rafferty, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

accounting and management issues, including in corporate financing, business ethics, corporate governance and controls and compliance.

As a result of Mr. Lee's appointment as Chief Financial Officer and his resignation as a member of Synutra's Board of Directors and the Audit and Compensation Committees, the Board has appointed Lei Lin to replace Lawrence Lee as (i) a member of Synutra's Board of Directors, (ii) a member of the Audit Committee, and (iii) a member of the Compensation Committee. Mr. Lin is currently the Chief Executive Officer and President of Sinotrust Marketing Research & Consulting Co., Ltd. He has over 15 years of experience in providing marketing research consulting services to various Fortune 500 companies. Mr. Lin holds an Applied Economic Mathematics degree from the People's University of China and is a member of the European Society for Opinion and Marketing Research. Mr. Lin also serves as the Executive Director of the China Marketing Research Association of China Information Industry Association.

About Synutra International, Inc.

Synutra operates eight subsidiaries developing, producing, distributing and selling dairy-based nutritional products across the People's Republic of China. It offers its products for infants, children, adults and pregnant women and nursing mothers under the brand series of "Super," "U-Smart" and "U-Strong." The Group's extensive sales network covers 24 provinces, 264 cities and more than 1320 counties throughout China. For more information, please contact Weiguo Zhang of Synutra, Inc. (301 840 3888, wzhang@synutra.com), Brian Rafferty of Taylor Rafferty (212 889 4350, synutra@taylor-rafferty.com) or visit: www.synutra.com.

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly

For further information:
Mr. Weiguo Zhang, Synutra, Inc., 301 840 3888, wzhang@synutra.com
Mr. Brian Rafferty, Taylor Rafferty, 212 889 4350, synutra@taylor-rafferty.com

update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

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